Exhibit 32

Certification of Principal Executive Officer and Principal Financial Officer

Pursuant to 18 U.S.C. Section 1350

In connection with this Annual Report on Form 10-K of PlayAGS, Inc. (the "Company") for the year ended December 31, 2023 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), David Lopez, as Chief Executive Officer of the Company, and Kimo Akiona, as Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

1.            The Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934; and

2.            The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 6, 2024

/s/ DAVID LOPEZ
David Lopez
Chief Executive Officer, President and Director (Principal Executive Officer)

Date: March 6, 2024

/s/ KIMO AKIONA
Kimo Akiona
Chief Financial Officer, Chief Accounting Officer and Treasurer (Principal Financial and Accounting Officer)

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to PlayAGS, Inc. and will be retained by PlayAGS, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.